UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 3, 2010
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02           RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 3, 2010, TOR Minerals International, Inc. (the "Company") announced its financial results for the second quarter ended June 30, 2010.  The Company reported net income available to common shareholders of $455,000, or $0.18 per diluted share, on net sales of $7,928,000.  This compares with a net loss available to common shareholders of ($23,000), or ($0.01) per share, on net sales of $5,654,000 for the quarter ended June 30, 2009.

Net sales increased 40.2 percent during the second quarter of 2010.  During the second quarter of 2010, sales of HITOX® increased 9.0 percent to $3.1 million as end market demand in paint and plastic markets continued to improve.  Sales of specialty alumina products increased 78.7 percent during the second quarter of 2010 as demand for new and existing specialty alumina products also improved.

During the second quarter of 2010, operating income increased to $571,000, or 7.2 percent of sales, compared to operating income of $100,000, or 1.8 percent of sales reported during the second quarter of 2009.  The year-over-year improvement in profitability resulted from increased sales levels, increased plant utilization, and greater operational efficiencies.

Net sales for the six months ended June 30, 2010, were $14,784,000 an increase of 30.2 percent compared to $11,357,000 reported during the six-month period ended June 30, 2009. Net income available to common shareholders was $1,024,000, or $0.43 per diluted share, for the six months ended June 30, 2010 compared to a net loss of ($307,000), or ($0.16) per share, for the same period a year ago.

Commenting on the results, Dr. Olaf Karasch, Chief Executive Officer said, "Second quarter marked our highest quarterly sales in more than four and one half years and our sixth quarter of year-over-year improvement in profitability.  The continued growth in revenue and profitability is a result of improving market conditions, the successful introduction of new products, and the hard work we have completed over the past two years to improve efficiencies and remove costs from our business.  The improvement also reflects the powerful leverage in our business, as a large portion of each incremental sales dollar makes a significant contribution to our bottom line."

"We've come a long way in diversifying our product and geographic mix in the past several years. The addition of several new large customers also diversifies our customer concentration.  Greater diversification should improve our ability to deliver consistent growth in revenue and profitability," Dr. Karasch continued.

The Company said it expects to continue to produce year-over-year improvement in financial results during the second half of fiscal year 2010.

A webcast discussing second quarter 2010 results can be accessed for a period of 30 days via the News section of the TOR Minerals' website at www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals International is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

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ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company transaction Not applicable
(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
Exhibit Number	Description
99.1	Press Release, dated August 3, 2010, announcing the Company's second quarter 2010 earnings results
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: August 3, 2010	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer
EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release, dated August 3, 2010, announcing the Company's second quarter 2010 earnings results

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